AMERICAN FINANCIAL CORPORATION

                   EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT


     The following is a list of subsidiaries of AFC at December 31, 2000. All corporations are subsidiaries of AFC and, if indented, subsidiaries of the company under which they are listed.

                                                                                  Percentage of
                                                                                  Common Equity
Name of Company                                             Incorporated            Ownership
---------------                                             ------------          -------------
American Money Management Corporation                         Ohio                      100
American Premier Underwriters, Inc.                           Pennsylvania              100
    Pennsylvania Company                                      Delaware                  100
       Atlanta Casualty Company                               Ohio                      100
       Infinity Insurance Company                             Indiana                   100
       Leader Insurance Company                               Ohio                      100
       Republic Indemnity Company of America                  California                100
       Windsor Insurance Company                              Indiana                   100
Great American Insurance Company                              Ohio                      100
    AFC Coal Properties, Inc.                                 Ohio                      100
    American Custom Insurance Services, Inc.                  Ohio                      100
    American Dynasty Surplus Lines Insurance Company          Delaware                  100
    American Empire Surplus Lines Insurance Company           Delaware                  100
       American Empire Insurance Company                      Ohio                      100
       Fidelity Excess and Surplus Insurance Company          Ohio                      100
    Brothers Property Corporation                             Ohio                       80
    Eden Park Insurance Company                               Indiana                   100
    Great American Alliance Insurance Company                 Ohio                      100
    Great American Assurance Company                          Ohio                      100
    Great American E&S Insurance Company                      Delaware                  100
    Great American Financial Resources, Inc.                  Delaware                   83
       AAG Holding Company, Inc.                              Ohio                      100
          American Annuity Group Capital Trust I              Delaware                  100
          American Annuity Group Capital Trust II             Delaware                  100
          American Annuity Group Capital Trust III            Delaware                  100
          Great American Life Insurance Company               Ohio                      100
              Annuity Investors Life Insurance Company        Ohio                      100
              Great American Life Insurance Company
                of New York                                   New York                  100
              Loyal American Life Insurance Company           Ohio                      100
              United Teacher Associates Insurance Company     Texas                     100
       Great American Life Assurance Company
          of Puerto Rico, Inc.                                Puerto Rico               100
    Great American Insurance Company of New York              New York                  100
    Great American Management Services, Inc.                  Ohio                      100
    Mid-Continent Casualty Company                            Oklahoma                  100
    National Interstate Corporation                           Ohio                       58
    Seven Hills Insurance Company                             New York                  100
    Worldwide Insurance Company                               Ohio                      100

       The names of certain subsidiaries are omitted, as such subsidiaries in the aggregate would not constitute a significant subsidiary.
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